UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2011
Petroleum Development Corporation
(Doing Business as PDC Energy)
(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 303-860-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          As previously reported, on June 10, 2011, Richard W. McCullough resigned from his positions as Chief Executive Officer and Chairman of the Board of Directors of Petroleum Development Corporation (dba PDC Energy) (the “Company”), effective immediately (the “Termination Date”). In connection with his resignation, on July 12, 2011, Mr. McCullough and the Company fully executed that certain Separation Agreement and General Release (the “Separation Agreement”), which became effective July 14, 2011, whereby Mr. McCullough will receive those benefits to which he is entitled under Section 7(d) of his Employment Agreement, dated as of April 19, 2010, including without limitation: (i) separation compensation in the amount of Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000), less required withholdings;(ii) his annual nonqualified deferred supplemental retirement benefit equal to $30,000 for each of the years 2012 through 2021 (not accelerated), less required withholdings; (iii) continued coverage under the Company’s group health plans at the Company’s cost for a period equal to the lesser of 18 months from the Termination Date or such period ending as of the date Mr. McCullough is eligible to participate in another employer’s group health plan; (iv) immediate vesting of any unvested Company stock options, stock appreciation rights and restricted stock; and (v) issuance of shares representing the vested portion of his 2009 performance share awards. Mr. McCullough will have three months from the Termination Date to exercise any stock appreciation rights or stock options that have vested but remain unexercised as of such date. In addition, the Separation Agreement includes one year non-compete and non-solicitation provisions and standard confidentiality and nondisparagement provisions. As required by his Employment Agreement, the Separation Agreement contains a general release in favor of the Company.
     The foregoing summary of the Separation Agreement in this Current Report on Form 8-K is qualified in its entirety to the full text of the Separation Agreement, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release by and between Richard W. McCullough and Petroleum Development Corporation, effective as of July 14, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 18, 2011

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Daniel W. Amidon
Daniel W. Amidon
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release by and between Richard W. McCullough and Petroleum Development Corporation, effective as of July 14, 2011.